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                                                                    Exhibit 3.55

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PLAYBOY CLUB OF HOLLYWOOD, INC.

                                     -o-0-o-

     FIRST.  The name of the corporation is

                         PLAYBOY CLUB OF HOLLYWOOD, INC.

     SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington 99, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     To establish, build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate and to franchise others to operate supper clubs, restaurants and eating in places of all kinds; to manufacture, purchase, acquire, own, hold, use, deal in, sell and dispose of foods, beverages, condiments, confections, provisions, tobacco, tobacco products and food products of all kinds and any articles, materials, ingredients, products, machinery, equipment and property related or incidental thereto or suitable, necessary or convenient in connection therewith; and to build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate offices, stores, store-houses, commissaries, buildings, structures, works and properties used for or in connection with any business of the corporation.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of ever class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

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     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, end other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To loan to any person, firm or corporation any of its surplus funds, either with or without security.

     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations

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formed under the General Corporation Law of the State of Delaware, and to do any
or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is five hundred (500) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, which right when exercised, shall be termed cumulative voting.

     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The names and places of residence of the incorporators are as follows:

     NAMES                                         RESIDENCES
     -----                                         ----------
     S. H. Livesay                                 Wilmington, Delaware
     J. F. Cook                                    Wilmington, Delaware
     B. A. Pennington                              Wilmington, Delaware

     SEVENTH. The corporation is to have perpetual existence.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

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     To set apart out of any or the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee is to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as say be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     TENTH. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

     ELEVENTH. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person, who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person

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shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

     TWELFTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     THIRTEENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws, of the corporation shall so provide.

     FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 30th day of October, A.D. 1961.


                                             /s/ S. H. Livesay          (SEAL)
                                             ---------------------------


                                             /s/ J. F. Cook             (SEAL)
                                             ---------------------------


                                             /s/ B. A. Pennington       (SEAL)
                                             ---------------------------

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STATE OF DELAWARE       )
                        ) ss:
COUNTY OF NEW CASTLE    )


     BE IT REMEMBERED that on this 30th day of October, A.D. 1961, personally came before me, a Notary Public for the State of Delaware, S. H. Livesay, J. F. Cook and B. A. Pennington, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged that said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                             /s/ [illegible]
                                             ---------------------------------
                                             Notary Public

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is PLAYBOY CLUB OF HOLLYWOOD, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 18, 1977


                                             /s/ George B. Miles
                                             ---------------------------------
                                             George B. Miles, Vice President


/s/ Howard Shapiro
------------------------------------
Howard Shapiro, Assistant Secretary

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     Playboy Club of Hollywood, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent.

     The Board of Directors of Playboy Club of Hollywood, Inc. adopted the following resolution on the 20th day of May, 1994.

     Resolved, that the registered office of Playboy Club of Hollywood, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Playboy Club of Hollywood, Inc. has caused this statement to be signed by Howard Shapiro, its Vice President, and attested by Irma Villarreal, its Secretary this 20th day of May, 1994.


                                           By: /s/ Howard Shapiro
                                               -------------------------------
                                               Howard Shapiro, Vice President


ATTEST:

By: /s/ Irma Villarreal
    -------------------------------
    Irma Villarreal, Secretary